EXHIBIT 4.2

                                CN BANCORP, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         AUTHORIZATION FOR DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


                           Phone (H)                  (W)
                                  ------------------   ------------------

 I hereby elect to participate in the CN Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") and appoint the Plan Administrator as my agent, subject to the terms and conditions of the Plan set forth in the Prospectus. I authorize the Plan Administrator to apply all cash dividends payable to me on the shares of CN Bancorp, Inc. held in my name below, toward the purchase of shares (including fractional shares) of Common CN Bancorp, Inc. in accordance with the Plan.

This authorization and appointment is given with the understanding that I may terminate it at any time by notifying the Plan Administrator in writing.


                               This is NOT a PROXY
                                   -----------



                        SHARES TO PARTICIPATE IN THE PLAN

  I (we) choose to participate in the Plan as follows (check one box):

  A. With all of my (our) shares [ ] OR

  B. With fewer than all of my (our) shares *  [  ]

(Number of Shares to Participate: _______ )**

* If you check the box after B, above, you must provide a number of shares to participate in the Plan, and only that number of shares plus shares credited to your Account under the Plan, (up to the total of shares Registered in your name at a given Declaration Date) will be deemed to participate in the Plan.

** Participation in the Plan with respect to only a portion of your shares is subject to CN Bancorp's acceptance of such partial participation.

Name(s) of owner(s) of CN Bancorp, Inc. common stock (All such persons MUST sign this authorization)


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Owner Name                                     Owner Name

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        Signature and Date                            Signature and Date


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Owner Name                                     Owner Name

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        Signature and Date                            Signature and Date




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